Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-148986) and related prospectus and the Registration Statement (Form S-8 No. 333-140300) pertaining to the Meruelo Maddux Properties, Inc. 2007 Equity Incentive Plan of our report dated March 20, 2008 with respect to the consolidated financial statements and schedule of Meruelo Maddux Properties, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP
Los Angeles, California
March 27, 2008